UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 25, 2014
Date of Report (Date of earliest event reported)

TELUPAY INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52069	98-0466350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Island House Peter Street St. Helier, Jersey, Channel Islands	JE4 8SG
(Address of principal executive offices)	(Zip Code)

+44 (0)1534 789999
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01.       Entry into a Material Definitive Agreement

On October 25, 2014, Telupay International Inc. (the "Company"), through its subsidiary Telupay (M.E) FZE, entered into a reseller agreement (the "Reseller Agreement") with Alap Communications Ltd. ("Alap"), a Bangladesh corporation, whereby the Company granted Alap non-exclusive rights to introduce and promote the implementation and integration of certain of the Company's technology and services (the "Telupay Technology") to certain prospective clients (the "Prospective Clients") to provide mobile micro-finance solutions.

Under the Reseller Agreement, the Company will be responsible for the implementation and installation of the Telupay Technology to those Prospective Clients that enter into a revenue-generating service contract with the Company (a "Telupay Client") for the implementation and commercial operation of the Telupay Technology. In addition to its responsibilities to promote the Telupay Technology to the Prospective Clients, Alap will use its best efforts, influence and business network to facilitate the Company's successful closing of service contracts with the Prospective Clients.

Where a signed service contract is executed with a non-transnational client (that is, a client that derives revenues from business operations in only one country), except in cases where the Company appoints itself as the "Support Provider" (the entity that directly provides support services to a Telupay Client) for the service contract, Alap shall have a right of first refusal to serve as a Support Provider and collect 15% of the gross services fees actually paid to the Company under the signed service contract (the "Service Revenue"). Except where the Company is the Deal-Maker of a signed service contract or has appointed an exclusive reseller to the area covered by the signed service contract, Alap automatically shall be deemed the Deal-Maker of a signed service contract and collect 20% of the Service Revenue. A Deal-Maker means the entity who first registers with the Company a signed service contract with a Telupay Client. Where a Telupay Client is a transnational client (that is, a client that derives revenues from business operations in two or more countries), if Alap is the Deal-Maker of a signed service contract, then Alap may collect 20% of the Service Revenue but unlike for a non-transnational client, Alap will not automatically be deemed the Deal-Maker.

The term of the Reseller Agreement is five years from the effective date of October 25, 2014, with no automatic renewal. Either party may terminate the Reseller Agreement without cause with 90 days written notice to the other party. The Company may, with five days written notice to Alap, terminate the Reseller Agreement in the event that Alap fails to deliver to the Company within one year from execution of the Reseller Agreement a signed service contract with one or more "Tier One" clients (that is, any one of the top ten companies in terms of gross revenues within any of the following industries: (i) banking, (ii) mobile communications, (iii) remittances and/or money transfer, (iv) credit card, (v) postal services and/or (vi) any other finance-related or mobile network industry analogous to the foregoing).

SECTION 8 - OTHER EVENTS

Item 8.01       Other Events

On November 3, 2014, the Company issued a news release announcing that the Company, through its subsidiary, Telupay (M.E) FZE, signed a Reseller Agreement with Alap Communication Ltd. to deliver secure mobile collection technologies for Bangladeshi micro-finance companies. A copy of the news release is attached as Exhibit 99.1 hereto.

On November 5, 2014, the Company issued a news release announcing that the Company, with its partners Datindo and Bistrat Maharlika, has deployed the Company's web-based remittance platform with Artajasa, Indonesia's largest ATM network that services over 70 national banks. A copy of the news release is attached as Exhibit 99.2 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statements and Exhibits

(a)       Financial Statements of Business Acquired

Not applicable.

(b)       Pro forma Financial Information

Not applicable.

(c)       Shell Company Transaction

Not applicable.

(d)       Exhibits

Exhibit	Description
99.1	News release dated November 3, 2014.
99.2	News release dated November 5, 2014.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELUPAY INTERNATIONAL INC.

Date: November 5, 2014	By: "Adrian Crawford Ansell" Adrian Crawford Ansell President, Chief Executive Officer and a director

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